Exhibit 10.3

LICENSING AGREEMENT

BY AND BETWEEN

EATWARE GLOBAL, INC.

AND

PACKITGREEN HOLDINGS, INC.

December 1, 2007

LICENSING AGREEMENT

EATware Global, Inc., a Hong Kong corporation ("EATware") with its principal offices and place of business at 23rd Floor, Westin Center, 26 Hung To Road, Kwun Tong, Hong Kong and: PackItGreen Holdings, Inc., a Nevada corporation ("PackItGreen") with its principal offices and place of business at 3420 Ocean Park Blvd, Suite 3000, Santa Monica, California 90405

This license agreement ("Agreement") is entered into by and between EATware and PackItGreen as of the date first set forth above.

BACKGROUND

A. EATware owns certain names, trademarks, patents, equipment and procedures for the manufacture, distribution and sales of organically sensitive, environmentally friendly and biodegradable tableware, packaging and other cellulose based products (the Product).  EATware markets and distributes the Product principally in the Far East and to a lesser extent in the United States.

B. PackItGreen has a manufacturing and packaging facility in Monticello, Mississippi (the Facility") for the purpose of manufacturing and packaging biodegradable cellulose based products.

C. EATware and PackItGreen desire for PackItGreen to manufacture and package the Product at the Facility (and any subsequently acquired facilities) and to distribute the Product for sale in North America.

AGREEMENT

Based on the mutual promises set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, EATware and PackItGreen hereby agree as follows:

1. Grant of License.

1.1 Trade Secrets. Upon the terms and conditions hereinafter set forth, EATware hereby grants to PackItGreen and PackItGreen hereby accepts, an exclusive, non-transferable license to use the Trade Secrets solely to produce the Product at the Facility. PackItGreen may not use the Trade Secrets for any other purpose. Without limiting the foregoing, PackItGreen may not use the Trade Secrets to sell the Product outside the Territory and may not use the Trade Secrets to sell any products within the Territory following the expiration or earlier termination of this agreement.

1.2 Trademarks. Upon the terms and conditions hereinafter set forth, EATware hereby grants to PackItGreen, and PackItGreen hereby accepts, an exclusive, non-transferable sub-license to use the trademarks set forth on Exhibit A, attached hereto (the "Trademarks"), solely in connection with the packaging, promotion, sale, and distribution of the Product in North America as set forth on Exhibit B, attached hereto (the "Territory"). All packaging, advertising, labeling, or other uses of the Trademarks shall be approved in writing by EATware before any use of such Trademark, which approval shall not be unreasonably withheld, conditioned, or delayed. PackItGreen may not use the Trademarks for any other purpose including (without limitation) in connection with the sale or promotion of any product other than the Product. Without limiting the foregoing, PackItGreen may not sell the Product or use the Trademarks outside the Territory and may not use the Trademarks within the Territory following the expiration or earlier termination of this Agreement.

1.3 Good Will. PackItGreen recognizes the value of the good will associated with the Trademarks. PackItGreen agrees that its use of the Trademarks shall inure to the benefit of EATware.

1.4 Exclusive Appointment. Subject to the terms and conditions of this Agreement, EATware hereby grants PackItGreen the exclusive right to produce, package, and distribute the Product for sale in the Territory. EATware will neither distribute nor grant any other person or entity the right to manufacture or distribute the Product in the Territory.

1.5 Expansion of Territory. The parties acknowledge that they may in the future determine that it is in their mutual benefit to expand the Territory to include other regions or states. Such expansion may only occur if the parties agree in writing, which agreement will be subject to each party's sole and absolute discretion.

2. Product Quality Control.

2.1 The objectives of this Section 2 are to assure that the physical and sensory characteristics of the Product manufactured and packaged by PackItGreen will be essentially the same as the Product produced by EATware and packaged by EATware in its facilities in the Far East.

2.2 Information regarding the process conditions, quality control procedures, equipment and materials that are required for the Product will be provided by EATware (collectively, the "Formula") as part of the Trade Secrets. PackItGreen understands and agrees that changes in the Formula may be required by EATware from time to time in order to attain such physical and sensory characteristics.

2.3 PackItGreen shall use all necessary ability, know-how, methods, and means to produce, handle, package, and store the Product strictly in accordance with the Formula. No change in the Formula shall be made by PackItGreen without EATware's prior written consent.

2.4 EATware shall have the right to inspect and approve the Facility and equipment used by PackItGreen to produce, handle, package, and store the Product, as well as any ingredients, processing aids, and containers used in producing or packaging the Product; and to test samples of the Product at the Facility.  Promptly following the date of this Agreement, EATware shall have the obligation to send to the Facility qualified technical persons employed by EATware for a reasonable period of time as determined by mutual agreement between EATware and PackItGreen to (a) communicate the Formula to PackItGreen, (b) train selected persons employed by PackItGreen to use the Formula and the machinery used in the production of the Product, and (c) test the Product prior to the initial distribution to determine whether the Product complies with the objectives set forth in Section 2.1. EATware shall pay for any necessary technical assistance for the first six months of production.  For any additional technical assistance requested by PackItGreen, PackItGreen shall pay all travel and employee costs related to the assistance.

2.5 If EATware disapproves of the quality of the Product being produced and/or packaged by PackItGreen, it shall so notify PackItGreen in writing and the parties shall immediately cooperate with each other in attempting to resolve such quality problem. The first step shall be a meeting to be held within seven (7) days of notification, between a senior production official from each of EATware and PackItGreen. EATware may require PackItGreen to and PackItGreen will immediately suspend shipment of the Product prior to such meeting. EATware will provide PackItGreen with full technical and analytical support to assist PackItGreen in identifying the problem and determining the correct procedures for resolving the same, including, if appropriate, blending with other batches of the Product. If such efforts do not result in a prompt resolution of the quality problem, EATware may require PackItGreen to recall or destroy such Product, or use such Product in another mutually agreeable manner. Upon notice to PackItGreen, EATware may, at its expense, have a representative visit the Facility to suggest changes and to perform testing of the Product. All costs related to such suspension, recall and destruction shall be borne by PackItGreen.

2.6 If the quality problem described in Subsection 2.5 is not corrected within ninety-days (90) following the date on which EATware required PackItGreen to discontinue packaging and shipping of the Product, then EATware shall have the option to terminate this Agreement by giving PackItGreen notice of such termination.

3. Royalties.

3.1 Royalties. EATware has waived the payment of royalties in exchange for its participation in the ownership of PackItGreen.

4. Rights in Trade Secrets and Trademarks.

4.1 Trade Secrets and Trademarks. PackItGreen hereby acknowledges EATware's right in the Trade Secrets and Trademarks, and will not at any time during the term of this Agreement or thereafter do or cause to be done any act or thing in any way impairing or tending to impair such rights. PackItGreen acknowledges and agrees that it will not, nor will it assist another party to, dispute EATware's rights in the Trade Secrets and Trademarks. PackItGreen acknowledges that its use of the Trade Secrets and Trademarks licensed hereunder shall not create any right, title, or interest in or to the Trade Secrets or Trademarks licensed hereunder in PackItGreen.  PackItGreen shall neither sublicense nor authorize nor represent that it is empowered to sublicense or authorize any other party to use the Trade Secrets or Trademarks nor in any manner represent that it has any ownership or sublicensing rights in the Trade Secrets or Trademarks. PackItGreen agrees to assist EATware and execute such documents as EATware may reasonably request to the extent necessary to protect any of EATware's rights in the Trade Secrets and Trademarks.

4.2 Trademark Registration. PackItGreen shall neither apply at any time anywhere in the world for any trademark protection in its name for any of the Trademarks, nor file any application or other document with any governmental authority or take any other action which could affect or is inconsistent with EATware's rights in the Trademarks, nor aid nor abet any third party in doing so.

4.3 Notices. PackItGreen agrees that the Product or Materials shall bear appropriate proprietary legends or notices as specified by EATware from time to time.

4.5 Representations and Warranties. EATware represents and warrants that (a) it has the right to use the Trade Secrets and Trademarks and (b) it has the right to license the Trade Secrets and the Trademarks to PackItGreen as provided under this Agreement. EATware shall indemnify and hold PackItGreen and its affiliates, successors, and assigns harmless from and against any and all charges, actions, and proceedings (including investigations) resulting from EATware's breach of such representations and warranties.

5. Infringement.

5.1 Infringement By Third Parties. PackItGreen shall notify EATware promptly in writing of any suspected infringement or unauthorized use of the Trade Secrets or Trademarks by third parties that may come to its attention.

5.2 Infringement By PackItGreen. PackItGreen shall notify EATware promptly in writing of any and all allegations or claims by others which may come to its attention that the use of the Trade Secrets or Trademarks infringes or violates a patent, copyright, trademark, or trade secret, or other proprietary right of any third party, or violates or is contrary to any applicable law, regulation, order, consent, or the like. EATware may, but is not obligated to, procure for PackItGreen the right to continue to use the matter which is the subject of the claim, or to modify the same so that it becomes non-infringing. If EATware shall elect, in its sole discretion, to undertake and conduct the defense of any suit, action, or proceeding arising out of the use by PackItGreen of the Trade Secrets or Trademarks, PackItGreen shall cooperate in such defense provided EATware shall pay any out-of-pocket expenses incurred by PackItGreen in connection therewith. No settlement of any such claim or suit shall be made without the prior written consent of EATware and PackItGreen.

6. Compliance with Law.

6.1 Facility. PackItGreen represents and warrants that the Facility and manufacturing practices comply with, and will continue to comply with all applicable laws, ordinances, regulations, and health and safety standards of all applicable regulatory bodies. EATware represents and warrants that any processing instructions, product formula, packaging instructions and machinery furnished by it will comply with applicable federal, state, and local laws, ordinances, regulations, and health and safety standards.

6.2 Operations. Both EATware and PackItGreen shall comply with all applicable rules and regulations of the DoC, and any other regulatory agency that has jurisdiction over the Product or the Facility.

6.3 Cooperation. The parties will cooperate with each other to provide and retain any regulatory, taxation, or other reports or information required by DoC, or any other regulatory agency.

7. Confidentiality.

7.1 Access to Information. Each party acknowledges that during the term of this Agreement it may have access to nonpublic information about the existing or proposed business or products ("Confidential Information") of the other party (the "Disclosing Party"). Confidential Information includes, without limitation, (i) information marked or otherwise designated by the Disclosing Party as confidential, (ii) information that the Disclosing Party does not designate as public information, and (iii) information provided to the Disclosing Party by third parties that it is obligated to keep confidential. Confidential Information may be written, oral, embodied in products (including the Product), or in other forms. Confidential Information does not include information that is or becomes publicly known, other than as a result of each party's actions or failure to prevent disclosure. The fact that portions of Confidential Information may be publicly available shall not affect each party's obligations with respect to the remaining portion or with respect to the particular formulation or compilation disclosed by the Disclosing Party.

7.2 Non-Disclosure and Non-Use. Neither party shall disclose to others or use any Confidential Information of the Disclosing Party, except as required to perform its obligations under this Agreement. Either party may, however, disclose Confidential Information to its employees and agents who need to know the information in connection with this Agreement, who are made aware of its confidential nature, and who are obligated to comply with the restrictions imposed by this Section 7. A default by a Recipient's employee or independent contractor of the provisions set forth under this Agreement will be a default of the Recipient. Each such employee of PackItGreen given access to EATware's confidential information shall execute and deliver to EATware a form of the confidentiality and non-disclosure agreement attached hereto as Exhibit C.

7.3 Return. Except as set forth below, upon the expiration or termination of this Agreement, the parties shall promptly destroy or return to the Disclosing Party, as the Disclosing Party may direct, all tangible materials provided to it by the Disclosing Party that embody Confidential Information and shall erase or delete all such Confidential Information embodied in any magnetic, optical, or similar medium or stored or maintained on any information storage and/or retrieval device. Each party may retain one copy of Confidential Information for archival and regulatory purposes.

7.4 Remedies. In the event of a default under this Section, the Disclosing Party shall be entitled to a temporary restraining order, preliminary injunction, and other injunctive relief, in addition to other available remedies, including damages.

7.5 Duration. The obligations set forth in this Section shall continue in effect beyond the term of this Agreement and for so long as each party possesses Confidential Information.

7.6 Reference to EATware. PackItGreen acknowledges and agrees that the contents of this Agreement are Confidential Information of EATware and that PackItGreen may not disclose the contents of this Agreement except as required by applicable law. Without limitation, PackItGreen may not during the term of this Agreement or at anytime thereafter use the Trademarks in its marketing of any products other than the Product, such as referring to PackItGreen as the current or previous manufacturer of the Product; provided, however, that the label on the packaging of the Product may state that the Product is "Manufactured by PackItGreen under the Supervision of EATware," or such other statements as may be approved by the parties in writing.

8. Indemnification. Each party (the "Indemnifying Party") shall indemnify and hold the other party, its affiliates and its successors and assigns (as to each, an "Indemnified Party") harmless from and against any and all charges, actions, and proceedings (including investigations) arising out of a breach of this Agreement by the Indemnifying Party, including (without limitation) product liability claims against the Indemnified Party, including all reasonable expenses (including attorney fees) incurred by such Indemnified Party as a result thereof.

9. Insurance. Each party shall keep in force at all times while any Product is being offered for sale, general liability insurance with both "products" and "contractual" coverage for aggregated claim in the minimum amount of $5,000,000, and to furnish the other a certificate from a financially responsible insurance company evidencing that such insurance is in force, naming the other party as an additional insured, and providing that such coverage may not be cancelled or materially changed without thirty-days (30) prior written notice to the other party. Any such policy of insurance shall contain a waiver of subrogation.

10. Warranties.

10.1 Warranty of Authority. Each of the parties hereto warrants and represents to the other party that (a) it has the full right, power and authority to enter into this Agreement and to carry out its obligations hereunder and (b) that it has no obligations to any other party that is inconsistent with its obligations under this Agreement.

11. DISCLAIMER OF WARRANTY. EXCEPT AS PROVIDED IN SECTIONS 4.5, 6.1, AND 10.1 ABOVE: (A) NO PARTY MAKES ANY WARRANTIES OR REPRESENTATIONS WHATSOEVER, WHETHER EXPRESS OR IMPLIED, HEREUNDER AND, WITHOUT LIMITATION, NO PARTY MAKES ANY WARRANTY OF TITLE, FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY; AND (B) NO PARTY MAKES ANY REPRESENTATION OR WARRANTY THAT THE MANUFACTURE OR SALE OF THE PRODUCT HEREUNDER BY ANY PERSON OR ENTITY WILL NOT CONSTITUTE AN INFRINGEMENT OF THE PATENT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHTS OF OTHERS. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OR LOST REVENUES OR PROFITS.

12. Termination.

12.1 Term. The term of this Agreement shall commence on the date first set forth above and continue until the expiration of the ten anniversary date thereof unless earlier terminated or extended as set forth herein. The term of this Agreement will automatically renew for additional consecutive one-year periods unless either party notifies the other of its desire to have the term expire at the end of the then existing term at least 150 days prior to such expiration.

12.2 Termination for Cause. Either party may terminate this Agreement upon written notice given to the other party following the occurrence of any of the following events:

12.2.1 The other party fails to timely make any payment required under this Agreement for a period of 30 days following written notice thereof by the nonbreaching party.

12.2.2 The other party fails to perform any other obligation under this Agreement and such failure remains uncured for a period of 30 days following written notice thereof by the nonbreaching party.

12.2.3 The other party is given notice of a breach more than two times in any twelve month period (regardless of whether such breach is cured).

12.2.4 The other party becomes the subject of insolvency or bankruptcy proceedings, ceases doing business, makes an assignment of assets for the benefit of creditors, dissolves, or has a trustee appointed for all or a substantial portion of such party's assets.

12.2.5 Any government authority invalidates any portion of this Agreement.

12.2.6 Either party finds that complying with any law or regulation relating to production of the Product would be commercially unreasonable and failure to comply with the law or regulation would subject such party or any of its personnel to a monetary or criminal penalty.

12.2.7 An event of termination occurs as expressly provided elsewhere in this Agreement.

12.3 Survival of Rights and Obligations. Termination of this Agreement shall not prejudice any rights of either party hereto against the other which may have accrued up to the date of termination. In addition, all covenants respecting indemnification, confidentiality, warranties, termination, and continuing liability for amounts payable hereunder shall survive the termination of this Agreement as expressly set forth elsewhere herein.

12.4 Repurchase upon Termination. If EATware or PackItGreen terminates this Agreement for cause as defined in Section 12.2, EATware shall (a) purchase from PackItGreen at PackItGreen's direct out of pocket costs, the raw materials inventory that is intended to be used by PackItGreen to manufacture the Product and is purchased by PackItGreen prior to the date the notice of termination was delivered and (b) assume the executory portions of the obligations of PackItGreen for any noncancellable contracts to purchase such raw materials; provided that the quantity of raw materials must be reasonable and shall not exceed the amount reasonably necessary to the quantity of the Product manufactured over the 120 day period immediately preceding such termination. If this Agreement expires or is terminated for any other reason, no purchase obligation shall exist.

12.5 License Termination. Upon expiration or any termination, (a) all rights granted to PackItGreen with respect to the Trade Secrets or Trademarks, as appropriate, shall revert to EATware; thereafter, (b) PackItGreen shall (i) refrain from all further use of the Trademarks and (ii) take any and all action that EATware may request to confirm termination of its license to use the Trademarks; and (c) PackItGreen shall (at EATware's direction) either destroy or return to EATware all copies of labels, packaging, or other materials on which a Trademark may be affixed and all tangible copies of Trade Secrets.

12.6 Rights Upon Termination. Upon the termination of this Agreement in its entirety, the grant of the license to use the Trade Secrets and Trademarks hereunder shall cease but the following provisions shall survive: Section 4, Section 6, Section 7, Section 8, Section 9, Section 11, Section 13, Section 14, Section 15, and Section 16. Termination or expiration of this Agreement shall not relieve any party from performance of any obligation due nor affect any rights accrued prior to the effective date of such termination or expiration.

13. Notices. Any notice, request or demand to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given or made (i) upon delivery, if delivered by hand and addressed to the party for whom intended at the address listed below, (ii) ten (10) days after deposit in the mails, if sent certified or registered air mail (if available) with return receipt requested, or five (5) days after deposit if deposited for delivery with a reputable courier service, and in each case addressed to the party for whom intended at the address listed below or (iii) upon completion of transmission, if sent by facsimile transmission to the party for whom intended at the fax number listed below, provided that a copy of the facsimile transmission is promptly deposited for delivery by one of the methods listed in (i) or (ii) above:

If to EATware, to:
EATware Global, Inc.
23rd Floor, Westin Center
26 Hung To Road
Kwun Tong, Hong Kong
Attn: Jonathan So
Fax: 852-2295-1919

If to PackItGreen, to:
PackItGreen Holdings, Inc.
3420 Ocean Park Blvd. Suite 3000
Santa Monica, California 90405
Attn: Stan Harper
Fax: 310-452-6600

Any party may change its address and/or fax number for the purposes of this Section 13 by written notice hereunder given to the other parties at least ten (10) days prior to the effective date of such change.

14. Noncompete.

14.1 During the term of this Agreement, PackItGreen shall not in the Territory manufacture, advertise, market, or distribute, whether for itself or for others, (a) any Product that is labeled or advertised as an "EATware" or any confusingly similar name or mark or (b) any product that is similar to the Product. Following the expiration or earlier termination of this Agreement, PackItGreen shall cease making the Product and shall not thereafter manufacture, advertise, market, or distribute the Product or any other product that uses any of the Trade Secrets.

15. Miscellaneous.

15.1 Relationship. This Agreement does not make either party the employee, agent, or legal representative of the other party for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement each party shall be acting as an independent contractor.

15.2Assignment. Except as set forth herein, neither party shall have the right to assign, sublicense, subcontract, or otherwise transfer its rights and obligations under this Agreement except with the prior written consent of the other party.

15.3 Entire Agreement. THIS AGREEMENT, INCLUDING ALL ATTACHMENTS HERETO, CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND SUPERSEDES ALL PREVIOUS AGREEMENTS BY AND BETWEEN THE PARTIES AS WELL AS ALL PROPOSALS, ORAL OR WRITTEN, AND ALL NEGOTIATIONS, CONVERSATIONS, OR DISCUSSIONS HERETOFORE HAD BETWEEN THE PARTIES RELATED TO THIS AGREEMENT.

16.3 Amendment. This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled, or waived, in whole or in part, except by written amendment signed by the parties hereto.

16.4 Severability. In the event that any of the terms of this Agreement are in conflict with any rule of law or statutory provision or are otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other terms of this Agreement and this Agreement shall continue in force, unless the invalidity or unenforceability of any such provisions hereof does substantial harm to, or where the invalid or unenforceable provisions comprise an integral part of, or are otherwise inseparable from, the remainder of this Agreement.

16.5 Counterparts. This Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed an original hereof.

16.6 Headings. Headings and subheadings in this Agreement are not intended to and do not have any substantive content whatsoever.

16.7 Mutual Negotiation in Drafting. The parties acknowledge each party and its counsel have materially participated in the drafting of this Agreement. Consequently, the rule of contract interpretation, that ambiguities, if any, in a writing be construed against the drafter, shall not apply.

16.8 Waiver. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

16.9 Attorney Fees. In the event of a default under this Agreement, the defaulting party shall reimburse the non-defaulting party for all costs and expenses reasonably incurred by the non-defaulting party in connection with the default, including, without limitation, attorney fees and costs (however incurred, including at trial, on appeal, and on any petition for review). An event of "default" is a breach by either party of this Agreement that is not cured within an applicable cure period. Additionally, in the event any suit or action is brought to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorney fees and costs (however incurred, including at trial, on appeal, and on any petition for review), together with such other expenses, costs, and disbursements as may be allowed by law.

16.10 Force Majeure. Neither party shall be liable for any delay or default in performing its obligations if such default or delay is caused by any event beyond the reasonable control of such party, including, but not limited to, acts of nature, terrorism, war, or insurrection, civil commotion, damage or destruction of production facilities or materials by earthquake, fire, storm, or flood, labor disturbances or strikes, epidemic, materials shortages, equipment malfunction, unavailability of raw materials, or other similar event. The party suffering such cause shall immediately notify the other party of the cause and the expected duration of such cause. If either party's performance is delayed by more than 60 days pursuant to this Section, the other party may immediately terminate this Agreement by written notice given before the affected party resumes performance.

16.11 Governing Law. The laws of the State of California shall govern this Agreement, without regard to the principles of conflicts of laws thereof. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration in Santa Monica, California in accordance with the rules of the American Arbitration Association and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

The parties have executed this Agreement as of the date first set forth above.

EATWARE GLOBAL, INC.	PACKITGREEN HOLDINGS, INC.

By:	/s/ Jonathan So	By:	/s/ Stan Harper
Name:	Jonathan So	Name:	Stan Harper
Title:	CEO	Title:	President and CEO

EXHIBIT A

TRADEMARKS

1.  EATware

2.  (triple fish symbol)

EXHIBIT B

TERRITORY

Canada

United States of America

Mexico

EXHIBIT C

EMPLOYEE CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

between

EATWARE:

EATware Global, Inc.

23rd Floor, Westin Center

26 Hung To Road

Kwun Tong, Hong Kong

and

PACKITGREEN:

PackItGreen Holdings, Inc.

3420 Ocean Park Blvd. Suite 3000

Santa Monica, California 90405

In connection with a License Agreement by and between EATware and PackItGreen dated December 1, 2007, EATware provided to PackItGreen certain formulas, know-how, production processes, other trade secrets, and other non-public information (collectively, the "Confidential Information") on the conditions stated in the License Agreement for the purpose of permitting PackItGreen to perform its obligation under the License Agreement. As a condition to EATware agreeing to the License Agreement, EATware has required that PackItGreen and each employee or agent of PackItGreen (each, a "Recipient") agree to the following:

1. Unless otherwise specified in writing by EATware, Recipient shall keep all Confidential Information confidential. Recipient shall not use the Confidential Information except to fulfill its obligations under the License Agreement. Recipient shall use its best efforts to avoid unauthorized disclosure of Confidential Information; using the degree of care that Recipient uses to protect Recipient's trade secrets or other highly sensitive information.

2. At EATware's request, Recipient shall return the physical materials containing or relating to Confidential Information, without retaining any copies.

3. This agreement shall remain in effect indefinitely but shall not apply to Confidential Information Recipient can show is or becomes publicly available through no fault of Recipient.

4. If Recipient is required by judicial or administrative process to disclose the Confidential Information, Recipient shall promptly notify EATware and allow EATware a reasonable time to oppose such process.

5. In the event of default under this agreement by Recipient, EATware shall be entitled to injunctive relief in addition to any other remedies, including (without limitation) damages. In any litigation concerning this agreement, the prevailing party shall be entitled to recover all reasonable expenses of litigation, including reasonable attorney fees at arbitration, trial, and on any appeal.

6. All additions or modifications to this agreement must be in writing and signed by both parties.

7. Each Recipient agrees that EATware's rights and Recipient's obligations hereunder will not be affected by Recipient's termination of employment or agency for any reason.

Agreed:

(Signature)	(Name)

(Date)

(Signature)	(Name)

(Date)

(Signature)	(Name)

(Date)

(Signature)	(Name)

(Date)

(Signature)	(Name)

(Date)